Exhibit 10.2

AMENDMENT NO. 1 TO SENIOR SECURED, SUPER-PRIORITY
DEBTOR-IN-POSSESSION CREDIT AGREEMENT

This AMENDMENT NO. 1 TO SENIOR SECURED, SUPER-PRIORITY DEBTOR-IN-POSSESSION CREDIT AGREEMENT (this "Amendment") is made as of March 17, 2015 by and among CAL DIVE INTERNATIONAL, INC., a Delaware corporation, as a debtor-in-possession, (the "Borrower"), the Lenders party hereto, and BANK OF AMERICA, N.A., as administrative agent for the Lenders (in such capacity, the "Administrative Agent").
RECITALS
WHEREAS, the Borrower is party to that certain Senior Secured, Super-Priority Debtor-in-Possession Credit Agreement, dated as of March 3, 2015 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement") among the Borrower, the Administrative Agent and the lenders party thereto from time to time (the "Lenders"), pursuant to which the Lenders have made certain loans and financial accommodations available to the Borrower; and
WHEREAS, the Borrower has requested and the Lenders party hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
1.	Definitions. Capitalized terms used in this Amendment (including the Recitals), to the extent not otherwise defined herein, shall have the same meaning as in the Credit Agreement.
2.	Amendment to Credit Agreement. Effective as of the Effective Date:
(a).
Section 6.19 of the Credit Agreement shall be amended by deleting the phrase "Within 14 days of the Petition Date" in subsection (c) thereof and replacing it with "on or before April 2, 2015" in lieu thereof; and

(b).
Section 6.21 of the Credit Agreement shall be amended by deleting the phrase "within fifteen (15) days of the Petition Date" in subsection (a)(i) thereof and replacing it with "on or before April, 2, 2015" in lieu thereof.

3.	Representations and Warranties. The Borrower hereby represents and warrants that as of the date hereof:
(a).
The Borrower has the corporate power and authority (i) to enter into this Amendment and (ii) to do all acts and things as are required or contemplated hereunder to be done, observed and performed by it;

(b).
This Amendment has been duly authorized, validly executed and delivered by an authorized officer of the Borrower and constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms;

(c).
The representations and warranties contained in the Credit Agreement and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or any Lender pursuant hereto or thereto on or prior to the date hereof (except to the extent that any such representations or warranties expressly relate solely to an earlier date) are true and correct on and as of the date hereof;

(d).
No Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the execution or effectiveness of this Amendment, and the Borrower is in full compliance with all covenants and agreements contained therein; and

(e).
The obligation of the Borrower to repay the Loans and the other Obligations, together with all interest accrued thereon, is absolute and unconditional, and there exists no right of set off or recoupment, counterclaim, or defense of any nature whatsoever to payment of the Obligations.

(f).
No approval, consent, exemption, authorization, or other action by, or notice to (other than to the Pre-Petition Junior Agent pursuant to the Interim Order), or filing with, any Governmental Authority or any other Person is necessary or required to be made by any Loan Party in connection with the execution, delivery or performance by, or enforcement against, any Loan Party of this Amendment, the Credit Agreement as amended hereby, or for the consummation of the transactions contemplated hereby.

4.
Limitations; No Other Amendment or Consent.  Except for the amendments expressly set forth above, the text of the Credit Agreement and all other existing Loan Documents shall remain unchanged and in full force and effect, and the Administrative Agent and each Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement and the other Loan Documents.  The amendments contained herein are limited to the precise terms hereof, and neither the Administrative Agent nor any Lender is obligated to consider or consent to any additional request by the Borrower for any other amendment with respect to the Credit Agreement or any other Loan Document.

5.
Conditions to Effectiveness of this Amendment.  This Amendment shall become effective as of the date when, and only when, the following conditions have been satisfied as reasonably determined by the Administrative Agent and the Required Lenders in their sole discretion (the "Effective Date"):

(a).	The Administrative Agent shall have received a duly authorized and executed copy of each of this Amendment from each of the Borrower and each Required Revolving Credit Lender.
(b).	The representations and warranties set forth in Section 3 of this Amendment shall be true and correct.
6.
Effect and Construction of Amendment.  This Amendment shall not be construed to: (i) impair the validity, perfection, or priority of any Lien securing the Obligations; (ii) waive any Event of Default; or (iii) waive or impair any rights, powers, or remedies of the Administrative Agent or any Lender under the Credit Agreement or the other Loan Documents.  In the event of any inconsistency between the terms of this Amendment and the Credit Agreement, this Amendment shall govern.

7.
Reaffirmation.  Each Loan Party hereby (i) reaffirms its obligations under the Credit Agreement and each and every other Loan Document to which it is a party and (ii) reaffirms all Liens on the Collateral and/or Pledged Collateral which have been granted by it in favor of the Administrative Agent (for the benefit of the Secured Parties) pursuant to any of the Loan Documents.  Each Loan Party hereby confirms and acknowledges as of the date hereof that it is validly and justly indebted to the Administrative Agent and the Lenders for the payment of all Obligations under and in accordance with the terms of the Credit Agreement and the other Loan Documents without offset, defense, cause of action or counterclaim of any kind or nature whatsoever.

8.
Benefit of Amendment.  This Amendment shall be binding upon and inure to the benefit of and be enforceable by the parties hereto, their respective successors and assigns.  No other Person shall be entitled to claim any right or benefit hereunder, including, without limitation, the status of a third-party beneficiary of this Amendment.

9.
Integration.  This Amendment, together with the Credit Agreement and the other Loan Documents, constitutes the entire agreement and understanding among the parties relating to the subject matter hereof, and supersedes all prior proposals, negotiations, agreements, and understandings relating to such subject matter.  In entering into this Amendment, the Borrower acknowledges that it is relying on no statement, representation, warranty, covenant, or agreement of any kind made by the Administrative Agent, any Lender or any employee or agent of the Administrative Agent or any Lender, except for the agreements set forth herein.

10.
Fees and Expenses.  The Borrower shall pay all fees, costs and expenses incurred by the Administrative Agent and the Lenders in connection with this Amendment, including, without limitation, legal fees and expenses of counsel to the Administrative Agent.

11.
Required Notices.  The Borrower shall promptly provide notification of this Amendment and the transactions contemplated hereby to the Pre-Petition Junior Agent and any other Persons required to be notified by the Borrower with respect to this Amendment.

12.
Severability.  Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

13.	Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH SECTION 10.14 OF THE CREDIT AGREEMENT.
14.	Amendment. No amendment, modification, rescission, waiver, or release of any provision of this Amendment shall be effective unless the same shall be in writing and signed by the parties hereto.
15.	Financing Document. This Amendment shall be deemed to be a Loan Document for all purposes.
16.
Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  Delivery of an executed counterpart of this Amendment by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually executed counterpart hereof.  Any party delivering an executed counterpart of this Amendment by facsimile transmission or other electronic transmission also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.

17.
Consent to Jurisdiction and Venue; Waiver of Jury Trial; Service of Process. All judicial proceedings arising in or under or related to this Amendment shall be governed by Section 10.15 of the Credit Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

BORROWER: CAL DIVE INTERNATIONAL, INC.
By:	/s/ Quinn J. Hebert
Name:	Quinn J. Hebert
Title:	Chairman, President and Chief Executive Officer

ADMINISTRATIVE AGENT: BANK OF AMERICA, N.A., as Administrative Agent
By:	/s/ Don B. Pinzon
Name:	Don B. Pinzon
Title:	Vice President

BANK OF AMERICA, N.A., as Lender
By:	/s/ John M. Schuessler
Name:	John M. Schuessler
Title:	Senior Vice President

WELLS FARGO BANK, N.A., as Lender
By:	/s/ Trent J. Brendon
Name:	Trent J. Brendon
Title:	Vice President

DNB Capital LLC, as Lender
By:	/s/ Colleen Durkin
Name:	Colleen Durkin
Title:	Senior Vice President

By:	/s/ Nikolai A. Nachamkin
Name:	Nikolai A. Nachamkin
Title:	Senior Vice President

NATIXIS, NEW YORK BRANCH, as Lender
By:	/s/ Tim Polvado
Name:	Tim Polvado
Title:	Managing Director

By:	/s/ Mary Lou Allen
Name:	Mary Lou Allen
Title:	Director

AMEGY BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Brian Duncan
Name:	Brian Duncan
Title:	Senior Vice President